Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Meritage Homes Corporation and the effectiveness of Meritage Homes Corporation's internal control over financial reporting dated February 22, 2013, appearing in the Annual Report on Form 10-K of Meritage Homes Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

August 5, 2013